UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2006

VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Mount Airy Road, Suite 203, Basking Ridge, New Jersey		07059
(Address of principal executive offices)		(Zip Code)

(908) 766-4400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(A)	Management Bonus Plans

On May 19, 2006, the Board of Directors of VioQuest Pharmaceuticals, Inc. (the “Company”) approved separate cash bonus plans for each of Daniel Greenleaf, Michael Cannarsa, Pamela Jo Harris, Brian Lenz and Richard Welter, all of whom are executive officers of the Company. Under such plan, each of Mr. Greenleaf, Dr. Cannarsa, Dr. Harris, Mr. Lenz and Dr. Welter are eligible for cash bonuses for fiscal year 2006 in amounts up to $250,000, $48,000, $25,000, $45,000 and $50,000, respectively, upon the achievement of certain business and financial milestones. A summary of the eligible bonus amounts and milestones is attached hereto and incorporated herein by reference as Exhibit 10.1.

(B)	Outside Director Compensation

On April 5, 2006, the Company’s Board of Directors approved a compensation plan applicable to its outside directors. A summary of the terms of the plan are described on Exhibit 10.2 to this report, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Summary terms of 2006 management bonus compensation plan.
10.2	Summary terms of outside director compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VioQuest Pharmaceuticals, Inc.

Date: May 24, 2006	By:	/s/ Brian Lenz
Brian Lenz
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Summary terms of 2006 management bonus compensation plan.
10.2	Summary terms of outside director compensation.